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News Release                                           EXHIBIT 99.1

FOR IMMEDIATE RELEASE


Contact:  David A. Farley
          Senior Vice President, Finance & Administration, and Chief Financial Officer
          Peregrine Systems, Inc.
          Phone:  (619) 481-5000

          PEREGRINE SYSTEMS-Registered Trademark- ANNOUNCES ACQUISITION OF
                                PROTOTYPE INCORPORATED
      LEADER IN FLEET MANAGEMENT SYSTEMS EXTENDS INFRASTRUCTURE MANAGEMENT SUITE

SAN DIEGO, Calif. - February 9, 1999 - Peregrine Systems, Inc. (NASDAQ Symbol:
PRGN) today announced the signing of a letter of intent to acquire 100% of the outstanding shares of Prototype Incorporated of Novato, California. Prototype is a leading provider of application software solutions for managing fleets of cars, trucks, and other transportation assets within large organizations. The transaction is expected to be finalized prior to March 31, 1999 and will be accounted for using the purchase method of accounting. Peregrine Systems, Inc. expects to take a charge for acquired in-process research and development costs associated with the acquisition.

     Prototype is a privately held company, founded by Bruce Jacobs, the current President, in 1976. Through its FleetAnywhere-TM- products Prototype has supplied software solutions to major corporations and government organizations to manage organizational fleet infrastructure. Among the hundreds of customers in the Prototype client base are Lawrence Livermore National Labs, the United States Army, the California Department of Transportation, the City of Atlanta, Arizona Public Service Company, Wisconsin Power and Light, American Airlines, US Airways, Bechtel-Nevada Corporation, and Coach USA. In addition, Prototype provides an Internet application offering, e.fleet-TM-, which serves the fleet management needs of any size organization using Internet application supply techniques.

     "The addition of the fleet management capability to our Infrastructure Management product suite has been a stated part of our strategy for some time, and we are delighted to fulfill that promise with the acquisition of Prototype," said Stephen P. Gardner, President and Chief Executive Officer of Peregrine Systems, Inc. "Prototype has the product strength, customer base, and market momentum to expand the number of best-of-breed applications in our portfolio.
We will take immediate steps to integrate the teams in our facilities management and fleet management areas and to complete the integration, already underway, of all of our Infrastructure Management solutions into a common product architecture."

     "We are excited to become part of the Peregrine Systems team in providing end-to-end infrastructure management solutions to our customers. Our success with FleetAnywhere allows us to become an immediate contributor to the full solution offered by Peregrine Systems," stated Bruce Jacobs, President and Chief Executive Officer of Prototype.

PURCHASE ACCOUNTING TREATMENT

     Peregrine Systems will use the purchase accounting method to account for the acquisition of Prototype. Total value of the acquisition, excluding transaction costs, is $21.3 million, comprised of $19.0 million of Peregrine Systems common stock and $2.3 million of cash. The common stock exchange rate will be fixed at closing of the transaction.

     Recently the Securities and Exchange Commission ("SEC") has increased the level of scrutiny given to acquisition accounting, including the methodology used for the determination of charges for acquired in-process


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research and development costs, and many companies that engaged in acquisitions over the last several years have received comment letters. It has been reported that the SEC has issued 150 letters to issuers highlighting the fact that their future filings will be closely reviewed in connection with such acquisition accounting issues. In addition, a number of companies have restated their financial statements in order to revise their acquisition accounting, including adjusting charges for acquired in-process research and development costs and related goodwill. To date, the Company has not received a comment letter. The financial results for the September 1997 and September 1998 quarters may need to be restated depending on final resolution of the application of acquisition accounting by the SEC and the accounting standards makers, resulting in changes to charges for acquired in-process research and development and goodwill, including related amortization for affected periods. Any required restatement would result in noncash charges. The aggregate amount of acquired in-process research and development costs written off in connection with the Company's three acquisitions from September 1997 through September 1998 totaled approximately $126.6 million. In light of the current uncertainty concerning treatment of acquired in-process research and development charges, Peregrine Systems is unable to precisely determine the amount of any one-time charge for acquired in-process research and development and related goodwill for the Prototype acquisition.

     Peregrine Systems has scheduled a conference call for 2:00 p.m. Pacific Time to discuss the acquisition. Anyone interested should call (973) 633-1010. The conference is available for replay for 24 hours at (402) 220-1950. Please contact Sue Wagner, Peregrine Systems for more information at (619) 481-5000.

ABOUT PEREGRINE SYSTEMS, INC.

     Peregrine Systems is the leading provider of Infrastructure Management solutions. True Infrastructure Management unites the unique disciplines of the Enterprise Service Desk, Asset Management, and Facilities Management through common shared data. Peregrine Systems solutions address all aspects of organizational infrastructure, from information technology to the buildings and real estate assets housing the technology and people of the organization. The merging of these disciplines results in a more thorough understanding of the impact of events and change upon the investment decisions of a company.

     Founded in 1981, Peregrine Systems is headquartered in San Diego, California with offices throughout the United States as well as in the United Kingdom, Canada, France, Germany, Denmark, the Netherlands, Sweden, Australia, and Singapore. Peregrine Systems also has partners and distributors located through these regions and in Latin America. More information on PSI is available on the world wide web at http://www.peregrine.com.

     This press release contains both historical information and forward looking information. Numerous important factors affect the Company's operating results and could cause the Company's actual results to differ materially from the results indicated in this press release or in any other forward looking statements made by, or on behalf of, the Company, and there can be no assurance that future results will meet expectations. These factors include, but are not limited to, the following: 1) the risk associated with acquisition accounting and related acquired in-process research and development costs; 2) the Company's revenues and earnings are subject to a number of factors that make estimation of operating results prior to the end of a quarter extremely uncertain; 3) competition for the Company's products is intense; 4) the uncertainties of whether new software products and product strategies will be successful; 5) risk of loss of key personnel of the acquired company; 6) risks associated with the Company's recent acquisitions, including potential difficulties in the assimilation of operations of the acquired company or assets; 7) the risk of entering new markets and other specific risks associated with the business of the acquired company; and 8) the additional considerations and important factors described on the Company's Report on 10-K filed with the Securities and Exchange Commission in June 1998 and subsequent Forms 10-Q filed with the Securities and Exchange Commission, copies of which are available on request from the Investor Relations department of the Company.

PEREGRINE SYSTEMS IS A REGISTERED TRADEMARK OF PEREGRINE SYSTEMS, INC. FLEETANYWHERE AND E.FLEET ARE TRADEMARKS OF PROTOTYPE INCORPORATED.


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